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                                                                   Exhibit 10.04

                           ANTHONY INDUSTRIES, INC.

                                FIRST AMENDMENT

                                                                     Dated as of
                                                                     May 1, 1996

               Re:  Note Agreements dated as of October 15, 1992
                                      and
                        $40,000,000 8.39% Senior Notes
                             Due November 30, 2004


To the Holders Named in Schedule 1

Gentlemen:

     Reference is made to those separate Note Agreements, each dated as of October 15, 1992 (collectively referred to herein as the "Note Agreements"), pursuant to which Anthony Industries, Inc., a Delaware corporation (the "Company"), issued $40,000,000 aggregate principal amount of its 8.39% Senior Notes due November 30, 2004. You and the other Institutional Holders named in
Schedule I are hereinafter sometimes referred to as the "Holders". Capitalized terms used herein and not otherwise defined shall have the meanings given thereto in the Note Agreements.

     The Company requests the amendment of certain provisions of the Note Agreements to read as hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, the Company agrees with you as follows:

SECTION 1.  AMENDMENTS

     Section 1.1. Amendment of Section 2.1. Section 2.1 of each of the Note Agreements is hereby amended by inserting the following after the last sentence contained therein:"

     "In the event of any purchase or other acquisition by the Company of less than all of the Notes, the amount of the payment required at maturity and each prepayment required to be made pursuant to this (S)2.1 shall be reduced in the proportion that the principal amount of such purchase or other acquisition bears to the unpaid principal amount of the Notes immediately prior to such purchase or other acquisition (after giving effect to any prepayment made pursuant to this (S)2.1 on the date of such purchase or other acquisition.)"

Section 1.2. Amendment of Section 5.11. Section 5.11 of each of the Note Agreements is hereby amended as follows:

     (a) Section 5.11(a) is hereby amended by deleting "(d)" where it appears therein and inserting "(e)" in lieu thereof.

     (b) Section 5.11 is hereby amended by inserting the following after paragraph (c) thereof:"

          "(d) Neither the Company nor any Restricted Subsidiary will sell, transfer or otherwise dispose of any receivables other than any sale, lease or other disposition of receivables pursuant
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     to the Accounts Receivable Financing Facility, provided that at all times the Accounts Receivable Financing Facility has a Deemed Principal Amount equal to or less than $50,000,000."

     (c) Section 5.11 (d) is hereby amended by deleting Section 5.11(d) in its entirety and inserting in lieu thereof the following: "

          "(e) As used in this (S)5.11, a sale, lease or other disposition of assets shall be deemed to be a 'of the assets of the Company and its Restricted Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Restricted Subsidiaries (other than in the ordinary course of business) during the 12-month period ending with the date of such sale, lease or other disposition, exceeds 15% of Consolidated Total Assets, determined as of the end of the immediately preceding fiscal year. For purposes of making any determination of 'substantial part', (I) the book value in excess of $30,000,000 of accounts receivables sold, leased or disposed of pursuant to the Accounts Receivable Financing Facility shall be excluded from any determination of 'substantial part' and (ii) a sale, lease or other disposition of assets shall be excluded from any computation thereof if the net proceeds of such sale, lease or other disposition are held in an account which is segregated from all other accounts and funds of the Company and identified as holding such proceeds, provided that such proceeds are applied within one year after such sale, lease or other disposition to either (A) purchase other fixed or capital assets useful be used in the business of the Company or a Restricted Subsidiary, or (B) prepay Funded Debt of the Company or any Restricted Subsidiary."

     Section 1.3 Amendment of Section 5.16. Section 5.16 of each of the Note Agreements is hereby amended as follows:

     (a)  Clause (f) of Section 5.16 is hereby amended by inserting "and of
     (S)5.17 after (S)5.15" where it appears therein;

     (b) Clause (g) of Section 5.16 is hereby amended by deleting "and" where it appears at the end of said clause (g);

     (c)  Section 5.16 is hereby amended by inserting the following after clause
     (g):

          "(h) Deemed Principal Amount and Deemed Interest Charges. As soon as available and in any event within 50 days after the end of each quarterly fiscal period of each fiscal year, a report of the Deemed Principal Amount and Deemed Interest Charges as of the last day of each month occurring during such quarterly fiscal period in reasonable detail and certified as complete and correct by an authorized financial officer of the Company; and"

     (d) Clause (h) of Section 5.16 is hereby amended by deleting "(h)" where it appears in the first line thereof and inserting in lieu thereof "(i)".

     Section 1.4. Amendment of Section 5. Section 5 of each of the Note Agreements is hereby amended in its entirety by inserting the following at the end thereof:

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     "Section 5.17. Consolidated Adjusted Net Worth: The Company will at all times keep and maintain Consolidated Adjusted Net Worth at an amount not less than (I) for the fiscal quarter of the Company ending June 30, 1996, $125,000,000 and (ii) for each fiscal quarter thereafter the sum of (x) Consolidated Adjusted Net worth required to be maintained during the immediately preceding fiscal quarter, plus (y) 50% of Consolidated Net Income for such immediately preceding fiscal quarter (but without deduction in the event of a loss), plus (z) 75% of Net Issuance Proceeds for such immediately preceding fiscal quarter."

     Section 1.5. Amendment of Section 8.1. Section 8.1 of each of the Note Agreements is hereby amended as follows:

(a) The definition of "Fixed Charges" is hereby deleted in its entirety and the following is inserted in lieu thereof: "

                "Fixed Charges" for any period shall mean on a consolidated basis the sum of (I) all Rentals (other than Rentals on Capitalized Leases) payable during such period by the Company and its Restricted Subsidiaries,
     (ii) all Interest Charges on all Indebtedness (including the interest component of Rentals on Capitalized Leases) of the Company and its Restricted Subsidiaries and (iii) all Deemed Interest Charges of the Company and its Restricted Subsidiaries."

(b) The definition of "Funded Debt" is hereby deleted in its entirety and the following is inserted in lieu thereof: "'

                "'Funded Debt' of any Person shall mean (i) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date or origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), excluding all payments in respect thereof that are required to be made within one year form the date of any determination of Funded Debt, (ii) all Capitalized Rentals of such Person, excluding all payments in respect thereof required to be made within one year from the date of any determination of Funded Debt, (iii) the Deemed Principal Amount and (iv) all Guaranties by such Person of Funded Debt of others."

(c) The following definitions are hereby incorporated into Section 8.1 in their correct alphabetical order.

                "'Accounts Receivable Financing Facility' shall mean the facility or facilities, as amended, extended or renewed from time to time, providing for the sale, encumbrance or other disposition to a Person or Persons other than the Company or a Restricted Subsidiary, at any time or from time to time, of all or a portion of the accounts receivable of the Company or its Restricted Subsidiaries, whether now existing or hereafter created."

                "'Consolidated Adjusted Net Worth' shall mean as of any date of any determination thereof Consolidated Net worth less (I) all equity investments in Persons which are not Restricted Subsidiaries and (ii) Consolidated Intangible Assets of the Company and its Restricted Subsidiaries as of such date.

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                "'Consolidated Intangible Assets' shall mean as of any date of any determination thereof the total amount (to the extent reflected in determining Consolidated Net Worth) of all unamortized debt discount and expense, unamortized deferred charges (other than deferred employee benefit liabilities), goodwill, patents, trademarks, service marks, trade names, copyrights, organization or development expense and such other items as are properly classified as 'intangible assets' in accordance with GAAP."

                "'Deemed Interest Charges' shall mean during any period of time with respect to the Accounts Receivable Financing Facility, the interest, fees, yield or other expenses or charges which accrue or, if GAAP were to apply, would be deemed to accrue during such period of time with respect to the Deemed Principal Amount thereof."

                "'Deemed Principal Amount' shall mean at any time with respect to the Accounts Receivable Financing Facility, the aggregate dollar amount of the interests in accounts receivable of the Company or its Restricted Subsidiaries at such time sold, encumbered, or otherwise disposed thereunder to a Person or Persons other than the Company or a Restricted Subsidiary."

                "'Net Issuance Proceeds' shall mean, in respect of any issuance of equity by the Company or any Restricted Subsidiary, the cash proceeds and non-cash proceeds received or receivable by the Company or such Restricted Subsidiary in connection therewith, net of reasonable costs and expenses and underwriting discounts and commissions paid or incurred in connection therewith in favor of any Person or any Affiliate of the Company."

SECTION 2.    MISCELLANEOUS.

     Section 2.1. Counterparts. This First Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one First Amendment.

     Section 2.2. Headings. The headings of the sections of this First Amendment are for purposes of convenience only and shall not be construed to affect the meaning or constriction of any of the provisions hereof.

     Section 2.3. Governing Law. The First Amendment shall be governed by and construed in accordance with the laws of the State of New York.

     Section 2.4. References to Note Agreements. Any and all notices, requests, certificates and other instruments executed and delivered concurrently with or after the execution of the First Amendment may refer to the Note Agreements without making specific reference to this First Amendment , but nevertheless all such references shall be deemed to include this First Amendment unless the context shall otherwise require.

     Section 2.5. Ratification. Except to the extent hereby modified or amended, the Note Agreements are in all respects hereby ratified, confirmed and approved by the parties hereto.

     Section 2.6. Fees and Expenses. All fees and expenses relating to the subject matter of this First Amendment, including without limitation, all fees and expenses of special counsel to the Holders, shall be paid by the Company

     Section 2.7. Representation by the Company. The Company hereby represents to each of you that on the date hereof and after giving effect to this First amendment, no Default or Event of Default (as such terms are defined in the Note Agreements) has occurred and is continuing.

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     Section 2.8. Effective Date of First Amendment. This First Amendment shall be effective from and after the date on which the Holders of at least 66-2/3% in aggregate principal amount of the Notes shall have executed this First Amendment.

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     Please signify your consent to the amendment of the Note Agreement between you and the Company by signing and returning this First Amendment.

                                ANTHONY INDUSTRIES, INC.


                                By
                                  ---------------------------------
                                  Its Senior Vice President-Finance

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Accepted as of the date first above written.

                               PRINCIPAL MUTUAL LIFE INSURANCE COMPANY



                               By
                                  -----------------------------------
                           It's

                               By
                                 ------------------------------------
                           Its


                                Holder of $20,000,000 in aggregate
                                principal amount of the Notes

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Accepted as of the date first above written.

                                 MASSACHUSETTS MUTUAL LIFE
                                 INSURANCE COMPANY


                                 By
                                    ------------------------------
                            Its Managing Director

                                 Holder of $10,000,000 in aggregate
                                 principal amount of the notes

                                       8
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Accepted as of the date first above written.

                                 LIFE INVESTORS INSURANCE
                                 COMPANY OF AMERICA


                                 By
                                   --------------------------------

                                   Holder of $3,000,000 in aggregate principal amount of the Notes

                                       9
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Accepted as of the date first above written.

                                 MONUMENTAL LIFE INSURANCE COMPANY


                                 By
                                   ----------------------------------

                                   Holder of $7,000,000 in aggregate principal amount of the Notes

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                                  SCHEDULE 1

Principal Mutual Life Insurance Company
711 High Street
Des Moines, Iowa 50392-0800

Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, Massachusetts 01111

Life Investors Insurance Company of America
c/o AEGON USA Investment Management, Inc.
4333 Edgewood Road, N.E.
Cedar Rapids, Iowa 52499

Monumental Life Insurance Company
c/o AEGON USA Investments Management, Inc.
4333 Edgewood Road, N.E.
Cedar Rapids, Iowa  52499


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